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                            Biospherics Incorporated                Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Biospherics Incorporated on Form S-8 (File No. 333-01005) of our report dated February 20, 1998, on our audits of the financial statements of Biospherics Incorporated as of December 31, 1997, and for each of the two years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-KSB.





COOPERS & LYBRAND L.L.P.
Baltimore, Maryland
March 23, 1998